UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2007, the Board of Directors (the “Board”) of NTN Buzztime, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, elected Joseph Farricielli to fill a Board vacancy.

There were no arrangements or understanding between Mr. Farricielli and any other person pursuant to which he was selected as a director.

On December 18, 2007, in accordance with the Board compensation provisions with respect to new directors as currently in effect, Mr. Farricielli was granted options to purchase 30,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Performance Incentive Plan (the “Plan”). One half of these option shares are immediately vested and exercisable. The remaining shares vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders, which is expected to occur in or about May 2008. The option shares are subject to full acceleration of vesting upon a change of control event (as defined in the Plan).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting on December 18, 2007, the Board approved an amendment to the Company’s bylaws to permit the Board to provide for the issuance of uncertificated shares of the Company’s stock in response to the requirement of the American Stock Exchange (“AMEX”) that securities listed on AMEX be eligible to participate in a direct registration system (“DRS”) by January 1, 2008. DRS enables investors to own and transact shares in electronic (book-entry) form without the issuance of physical certificates.

The amendment took effect upon adoption by the Board.

The foregoing summary of changes to the Company’s bylaws does not purport to be complete and is qualified in its entirety by the Amendment to Bylaws of the Company attached hereto as Exhibit 3.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.5	Amendment to Bylaws of NTN Buzztime, Inc. dated December 18, 2007

99.1	Press Release of NTN Buzztime, Inc. dated December 20, 2007 (election of Joseph Farricielli to the Company’s Board)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date: December 20, 2007

EXHIBIT INDEX

Exhibit No.	Document

3.5	Amendment to Bylaws of NTN Buzztime, Inc. dated December 18, 2007

99.1	Press Release of NTN Buzztime, Inc. dated December 20, 2007 (election of Joseph Farricielli to the Company’s Board)